Exhibit 99
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of the Florida Rock Industries, Inc. Profit Sharing and Deferred Earnings Plan (the “Plan”) on Form 11-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Charles D. Lockhart, Chairman of the Administrative Committee of the Plan, who performs the functions equivalent to a chief executive officer and chief financial officer of the Plan, hereby certifies, that, on the date hereof:
(1)	such Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Charles D. Lockhart
Charles D. Lockhart
Date: June 30, 2008	Chairman, Administrative Committee Florida Rock Industries, Inc. Profit Sharing and Deferred Earnings Plan

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.